Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

July 27, 2012

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER EARNINGS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $149,943,000 ($1.38 per diluted share) from operating revenues of $819,785,000 for its third fiscal quarter ended June 30, 2012, compared to income from continuing operations of $109,828,000 ($1.01 per diluted share) from operating revenues of $644,095,000 during last year’s third fiscal quarter ended June 30, 2011.  Included in this year’s and last year’s third fiscal quarter income from continuing operations were $0.01 and $0.02 per share, respectively, of after-tax gains related to the sale of used drilling equipment and investment securities.  Net income for the third fiscal quarter of 2012 was $149,925,000 ($1.38 per diluted share), compared to net income of $109,826,000 ($1.01 per diluted share) during last year’s third fiscal quarter.

For the nine months ended June 30, 2012, the Company reported income from continuing operations of $424,003,000 ($3.88 per diluted share) from operating revenues of $2,322,355,000 compared with income from continuing operations of $313,154,000 ($2.87 per diluted share) from operating revenues of $1,843,143,000 during the nine months ended June 30, 2011.  Included in income from continuing operations for the first nine months of fiscal 2012 and 2011 were approximately $0.08 and $0.07 per share, respectively, of after-tax gains from the sale of used drilling equipment and investment securities.  Net income for the first nine months of fiscal 2012 was $423,930,000 ($3.88 per diluted share), compared to net income of $312,766,000 ($2.87 per diluted share) during the first nine months of fiscal 2011.

Chairman and CEO Hans Helmerich commented, “We are pleased to report yet another all-time record level of quarterly income from continuing operations.  Including the previous record level reported for the first fiscal quarter, this marks the second time that we announce record breaking results this year.  Nonetheless, the pronounced decline in oil prices has impacted drilling market conditions and prospects.  Our customers appear to be adjusting their budgets accordingly, and demand for drilling rigs and services seems to be softening.  In the current rig count environment, operators may even become more focused in their efforts to enhance drilling efficiencies and reduce total well costs.  We would expect the industry movement toward more complex well designs, faster cycle time, greater focus on safety and the use of innovative technology to continue to support H&P as a preferred drilling services provider.  Our strengths are well aligned with these trends, which should allow us to continue to successfully provide greater value to our customers through the cycles.”

(over)

News Release

July 27, 2012

Segment operating income for U.S. land operations was $235,684,000 for the third fiscal quarter of 2012, compared with $176,832,000 for last year’s third fiscal quarter and $209,959,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income was attributable to a continued increase in activity and revenue combined with a decline in per rig expenses.  As compared to this year’s second fiscal quarter, the number of revenue days for the segment sequentially increased by over two percent to 21,977, and the average rig revenue per day increased by $471 to $28,096 during the third fiscal quarter of 2012.  The average rig expense per day for the segment declined by $489, and the average rig margin per day increased by $960 to $14,759 during this year’s third fiscal quarter.  The rig revenue and margin per day averages included approximately $140 per day of early termination fees during the third fiscal quarter.  These fees were attributable to four rigs that had an average remaining term duration of 45 days.  Rig utilization for the segment was 89% for this year’s third fiscal quarter, compared with 87% for last year’s third fiscal quarter and 91% for this year’s second fiscal quarter.  At June 30, 2012, the Company’s U.S. land segment had 246 contracted rigs (including 164 under term contracts) and 30 idle rigs.

Segment operating income for the Company’s offshore operations was $7,720,000 for the third fiscal quarter of 2012, compared with $12,944,000 for last year’s third fiscal quarter and $9,818,000 for this year’s second fiscal quarter.  The sequential decline in segment operating income resulted from a lower level of activity and a lower average rig margin per day.  The number of revenue days for this year’s third fiscal quarter sequentially declined by approximately three percent to 606, and the average rig margin per day for this year’s third fiscal quarter was $16,901 as compared to $20,561 for this year’s second quarter.

The Company’s international land segment operating income was $6,275,000 for this year’s third fiscal quarter, compared with a loss of $624,000 for last year’s third fiscal quarter and a loss of $974,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income was attributable to increased activity and margins during this year’s third fiscal quarter.  The average rig margin per day increased to $7,704 in the third fiscal quarter of 2012 from $4,884 in the second fiscal quarter of 2012.  Also as compared to this year’s second fiscal quarter, the number of revenue days for the third fiscal quarter increased by approximately five percent to 1,852.

The Company repurchased approximately 1.75 million shares of Helmerich & Payne stock during the third fiscal quarter at an average cost of approximately $44.40 per share.  Also during the third fiscal quarter (and as previously announced), the Company entered into a credit agreement establishing a $300 million senior unsecured revolving credit facility.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 27, 2012, the Company’s existing fleet included 279 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 25 new H&P-designed and operated FlexRigs®* under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 333 land rigs, including 296 FlexRigs.

(more)

News Release

July 27, 2012

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above for at least one year.

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

News Release

July 27, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2012	2012	2011	2012	2011

Operating Revenues:
Drilling — U.S. Land	$658,804	$706,786	$539,372	$1,983,369	$1,511,649
Drilling — Offshore	43,421	41,617	54,569	135,830	150,022
Drilling — International Land	64,088	67,482	46,051	192,305	169,689
Other	3,669	3,900	4,103	10,851	11,783
	769,982	819,785	644,095	2,322,355	1,843,143

Operating costs and expenses:
Operating costs, excluding depreciation	448,208	463,935	365,586	1,303,175	1,035,671
Depreciation	90,934	95,182	79,109	272,404	228,450
General and administrative	27,805	25,576	24,071	79,544	68,366
Research and development	3,830	4,299	4,399	11,378	11,509
Income from asset sales	(7,820)	(1,862)	(3,488)	(14,365)	(10,262)
	562,957	587,130	469,677	1,652,136	1,333,734

Operating income	207,025	232,655	174,418	670,219	509,409

Other income (expense):
Interest and dividend income	356	329	903	1,021	1,573
Interest expense	(2,421)	(2,411)	(3,221)	(7,293)	(13,185)
Gain on sale of investment securities	—	—	913	—	913
Other	(42)	309	(190)	288	208
	(2,107)	(1,773)	(1,595)	(5,984)	(10,491)

Income from continuing operations before income taxes	204,918	230,882	172,823	664,235	498,918
Income tax provision	75,155	80,939	62,995	240,232	185,764
Income from continuing operations	129,763	149,943	109,828	424,003	313,154

Loss from discontinued operations before income taxes	(125)	(18)	(2)	(154)	(393)
Income tax provision	(81)	—	—	(81)	(5)
Loss from discontinued operations	(44)	(18)	(2)	(73)	(388)

NET INCOME	$129,719	$149,925	$109,826	$423,930	$312,766

Basic earnings per common share:
Income from continuing operations	$1.20	$1.40	$1.02	$3.94	$2.93
Loss from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.20	$1.40	$1.02	$3.94	$2.93

News Release

July 27, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2012	2012	2011	2012	2011

Diluted earnings per common share:
Income from continuing operations	$1.18	$1.38	$1.01	$3.88	$2.87
Loss from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.18	$1.38	$1.01	$3.88	$2.87

Weighted average shares outstanding:
Basic	107,385	107,016	106,962	107,196	106,501
Diluted	109,042	108,425	108,874	108,798	108,550

News Release

July 27, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	June 30	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2012	2011

ASSETS
Cash and cash equivalents	$148,866	$364,246
Other current assets	786,133	584,538
Current assets of discontinued operations	7,578	7,529
Total current assets	942,577	956,313
Investments	382,527	347,924
Net property, plant, and equipment	4,170,303	3,677,070
Other assets	22,894	22,584
TOTAL ASSETS	$5,518,301	$5,003,891

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$408,433	$411,750
Current liabilities of discontinued operations	5,156	4,979
Total current liabilities	413,589	416,729
Non-current liabilities	1,232,700	1,079,565
Non-current liabilities of discontinued operations	2,422	2,550
Long-term notes payable	235,000	235,000
Total shareholders’ equity	3,634,590	3,270,047

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,518,301	$5,003,891

News Release

July 27, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2012	2011

OPERATING ACTIVITIES:
Net income	$423,930	$312,766
Adjustment for loss from discontinued operations	73	388
Income from continuing operations	424,003	313,154
Depreciation	272,404	228,450
Changes in assets and liabilities	(82,428)	157,282
Gain on sale of assets and investment securities	(14,365)	(11,175)
Other	13,437	9,120
Net cash provided by operating activities from continuing operations	613,051	696,831
Net cash used in operating activities from discontinued operations	(73)	(388)
Net cash provided by operating activities	612,978	696,443

INVESTING ACTIVITIES:
Capital expenditures	(774,243)	(493,776)
Proceeds from sale of assets	31,838	25,670
Acquisition of TerraVici Drilling Solutions	—	(4,000)
Net cash used in investing activities	(742,405)	(472,106)

FINANCING ACTIVITIES:
Repurchase of common stock	(71,404)	—
Dividends paid	(22,620)	(19,222)
Exercise of stock options	2,374	13,734
Tax withholdings related to net share settlements of restricted stock	(1,514)	—
Increase in bank overdraft	3,955	4,844
Net proceeds from (payments for) short-term and long-term debt	—	(10,000)
Excess tax benefit from stock-based compensation	3,256	11,352
Net cash used in financing activities	(85,953)	708

Net increase (decrease) in cash and cash equivalents	(215,380)	225,045
Cash and cash equivalents, beginning of period	364,246	63,020
Cash and cash equivalents, end of period	$148,866	$288,065

News Release

July 27, 2012

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2012	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$658,804	$706,786	$539,372	$1,983,369	$1,511,649
Direct operating expenses	362,898	382,418	289,311	1,057,622	802,383
General and administrative expense	8,195	7,227	6,330	22,720	18,573
Depreciation	77,752	81,457	66,899	232,678	191,211
Segment operating income	$209,959	$235,684	$176,832	$670,349	$499,482

Revenue days	21,444	21,977	18,912	64,389	53,958
Average rig revenue per day	$27,625	$28,096	$25,970	$27,537	$25,536
Average rig expense per day	$13,826	$13,337	$12,748	$13,160	$12,391
Average rig margin per day	$13,799	$14,759	$13,222	$14,377	$13,145
Rig utilization	91%	89%	87%	90%	85%

OFFSHORE OPERATIONS
Revenues	$43,421	$41,617	$54,569	$135,830	$150,022
Direct operating expenses	28,473	28,972	36,664	90,646	101,527
General and administrative expense	1,955	1,725	1,532	5,412	4,495
Depreciation	3,175	3,200	3,429	10,030	10,580
Segment operating income	$9,818	$7,720	$12,944	$29,742	$33,420

Revenue days	627	606	638	1,930	1,843
Average rig revenue per day	$49,514	$49,539	$54,417	$51,013	$50,889
Average rig expense per day	$28,953	$32,638	$28,597	$31,020	$28,234
Average rig margin per day	$20,561	$16,901	$25,820	$19,993	$22,655
Rig utilization	74%	74%	78%	77%	75%

News Release

July 27, 2012

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2012	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$64,088	$67,482	$46,051	$192,305	$169,689
Direct operating expenses	56,637	52,495	39,131	154,296	130,459
General and administrative expense	795	939	825	2,512	2,633
Depreciation	7,630	7,773	6,719	22,257	20,411
Segment operating income (loss)	$(974)	$6,275	$(624)	$13,240	$16,186

Revenue days	1,761	1,852	1,437	5,342	4,781
Average rig revenue per day	$31,401	$33,362	$29,201	$31,974	$32,188
Average rig expense per day	$26,517	$25,658	$23,848	$24,775	$23,791
Average rig margin per day	$4,884	$7,704	$5,353	$7,199	$8,397
Rig utilization	75%	77%	65%	77%	69%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$66,419	$89,313	$48,236	$210,294	$133,798
Offshore Operations	$4,267	$3,550	$12,817	$13,615	$28,231
International Land Operations	$8,791	$5,696	$4,089	$21,499	$15,798

News Release

July 27, 2012

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2012	2012	2011	2012	2011
Operating income
U.S. Land	$209,959	$235,684	$176,832	$670,349	$499,482
Offshore	9,818	7,720	12,944	29,742	33,420
International Land	(974)	6,275	(624)	13,240	16,186
Other	(1,833)	(2,161)	(2,078)	(5,782)	(5,044)
Segment operating income	$216,970	$247,518	$187,074	$707,549	$544,044
Corporate general and administrative	(16,860)	(15,685)	(15,384)	(48,900)	(42,665)
Other depreciation	(1,668)	(2,041)	(1,423)	(5,265)	(4,153)
Inter-segment elimination	763	1,001	663	2,470	1,921
Income from asset sales	7,820	1,862	3,488	14,365	10,262
Operating income	$207,025	$232,655	$174,418	$670,219	$509,409

Other income (expense):
Interest and dividend income	356	329	903	1,021	1,573
Interest expense	(2,421)	(2,411)	(3,221)	(7,293)	(13,185)
Gain on sale of investment securities	—	—	913	—	913
Other	(42)	309	(190)	288	208
Total other income (expense)	(2,107)	(1,773)	(1,595)	(5,984)	(10,491)

Income from continuing operations before income taxes	$204,918	$230,882	$172,823	$664,235	$498,918

# # #